CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #387 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 26, 2011 on the financial statements and financial highlights of Davidson Multi-Cap Equity Fund, a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisor Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for Davidson Intermediate Fixed Income Fund, Davidson Equity Income Fund, and Davidson Small-Mid Equity Fund, a series of Advisor Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 27, 2011